Exhibit 99.2
For Immediate Release

United Therapeutics Commences Litigation to Ensure Fairness in the Drug Review Process

SILVER SPRING, Md., and RESEARCH TRIANGLE PARK, N.C., February 21, 2024 -- United Therapeutics Corporation (Nasdaq: UTHR) announced today the commencement of litigation with the United States Food and Drug Administration (FDA). In the litigation, United Therapeutics alleges that the FDA mistakenly permitted Liquidia Corporation (Liquidia) to skirt longstanding FDA rules, precedents, and procedures on how pending drug approval applications are handled by the agency. In doing so, the FDA inappropriately denied United Therapeutics its right to obtain a stay of Liquidia’s final approval until United Therapeutics’ pending patent infringement claim against Liquidia can be resolved.
This litigation addresses the FDA’s handling of Liquidia’s unlawful amendment to a pending new drug application (NDA) seeking to add a second indication, pulmonary hypertension associated with interstitial lung disease (PH-ILD), to the label of its proposed inhaled dry powder treprostinil product. United Therapeutics alleges in the litigation that the FDA’s rules, precedents, and procedures require that Liquidia seek approval for this second indication by filing a new NDA rather than filing an amendment to a pending NDA. United Therapeutics believes this distinction is critical to ensure the proper review and approval of new drug applications in a fair, equitable manner consistent with the FDA’s prior practices with which industry has complied for decades.
Before 2021, every clinical trial of drugs approved for the treatment of pulmonary hypertension that were studied for the treatment of PH-ILD failed. Some approved PH therapies worsened patients’ pulmonary hypertension, and PH-ILD remained a disease for which there were no approved therapies.
Notwithstanding this clear record of failure by others in PH-ILD, United Therapeutics took the bold step at considerable expense to conduct an innovative pivotal trial of Tyvaso® (treprostinil) Inhalation Solution for the treatment of PH-ILD. This trial, called INCREASE, was the largest and most comprehensive completed study of patients with PH-ILD, and its successful results led the FDA to approve Tyvaso as the first ever treatment for PH-ILD in March 2021. The results of the INCREASE study were published in The New England Journal of Medicine in January 2021.
Under the Hatch-Waxman Act, when a company like Liquidia seeks approval of an application that relies on another drug’s prior approval and may infringe patents listed for that drug, a timely filed action for patent infringement prevents the FDA from approving an NDA for up to 30 months or until the resolution of the litigation, whichever occurs first. By filing an amendment to its existing NDA rather than a new NDA, Liquidia avoided a 30-month stay of approval for PH-ILD despite Liquidia’s decision to rely on United Therapeutics’ prior approval for Tyvaso. By filing this litigation, United Therapeutics seeks to protect the equity afforded true pharmaceutical and biotech innovators through the correct and consistent interpretation of the FDA’s rules, precedents, and procedures. If United Therapeutics is successful in its litigation with FDA, a stay of up to 30 months could prevent final approval for Liquidia’s PH-ILD indication to allow separate patent litigation to be resolved.

“The FDA is a global leader among public health agencies, but sometimes legal and regulatory precedents are missed,” said Dean Bunce, Executive Vice President, Global Regulatory Affairs at United Therapeutics. “We are simply asking that the FDA apply its own rules and precedents consistently to honor the Hatch-Waxman balance struck by Congress between innovators and imitators: Liquidia can rely on United Therapeutics’ innovation to speed its path to market, but the cost of that shortcut is that Liquidia must address the infringement claim against it before rushing to market.”
United Therapeutics previously sued Liquidia alleging infringement of U.S. Patent No. 11,826,327 (the ’327 patent) based on Liquidia’s efforts to obtain approval for the PH-ILD indication. The claims of the ’327 patent generally cover improving exercise capacity in patients suffering from PH-ILD by inhaling treprostinil at specific dosages. The patent infringement case is currently pending in U.S. District Court for the District of Delaware.
About PH-ILD
Interstitial lung disease (ILD) is a group of lung diseases that are characterized by marked scarring or fibrosis of the bronchioles and alveolar sacs within the lungs. Increased fibrotic tissue in ILD prevents oxygenation and free gas exchange between the pulmonary capillaries and alveolar sacs, and the condition can present with a wide range of symptoms, including shortness of breath with activity, labored breathing, and fatigue.
Group 3 Pulmonary hypertension (PH) frequently complicates the course of patients with interstitial lung disease and is associated with worse functional status measured by exercise capacity, greater supplemental oxygen needs, decreased quality of life, and worse outcomes. PH is estimated to affect at least 15% of patients with early-stage ILD (approximately 30,000 PH-ILD patients in the United States) and may affect up to 86% of patients with more severe ILD.

About TYVASO® (treprostinil) Inhalation Solution
INDICATION
TYVASO (treprostinil) is a prostacyclin mimetic indicated for the treatment of:
•Pulmonary arterial hypertension (PAH; WHO Group 1) to improve exercise ability. Studies establishing effectiveness predominately included patients with NYHA Functional Class III symptoms and etiologies of idiopathic or heritable PAH (56%) or PAH associated with connective tissue diseases (33%).

The effects diminish over the minimum recommended dosing interval of 4 hours; treatment timing can be adjusted for planned activities.

While there are long-term data on use of treprostinil by other routes of administration, nearly all controlled clinical experience with inhaled treprostinil has been on a background of bosentan (an endothelin receptor antagonist) or sildenafil (a phosphodiesterase type 5 inhibitor). The controlled clinical experience was limited to 12 weeks in duration.

•Pulmonary hypertension associated with interstitial lung disease (PH-ILD; WHO Group 3) to improve exercise ability. The study establishing effectiveness predominately included patients with etiologies of idiopathic interstitial pneumonia (IIP) (45%) inclusive of idiopathic pulmonary fibrosis (IPF), combined pulmonary fibrosis and emphysema (CPFE) (25%), and WHO Group 3 connective tissue disease (22%).

IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS
•TYVASO is a pulmonary and systemic vasodilator. In patients with low systemic arterial pressure, TYVASO may produce symptomatic hypotension.
•TYVASO inhibits platelet aggregation and increases the risk of bleeding.
•Co-administration of a cytochrome P450 (CYP) 2C8 enzyme inhibitor (e.g., gemfibrozil) may increase exposure (both Cmax and AUC) to treprostinil. Co-administration of a CYP2C8 enzyme inducer (e.g., rifampin) may decrease exposure to treprostinil. Increased exposure is likely to increase adverse events associated with treprostinil administration, whereas decreased exposure is likely to reduce clinical effectiveness.

DRUG INTERACTIONS/SPECIFIC POPULATIONS
•The concomitant use of TYVASO with diuretics, antihypertensives, or other vasodilators may increase the risk of symptomatic hypotension.
•Human pharmacokinetic studies with an oral formulation of treprostinil (treprostinil diolamine) indicated that co-administration of the cytochrome P450 (CYP) 2C8 enzyme inhibitor, gemfibrozil, increases exposure (both Cmax and AUC) to treprostinil. Co-administration of the CYP2C8 enzyme inducer, rifampin, decreases exposure to treprostinil. It is unclear if the safety and efficacy of treprostinil by the inhalation route are altered by inhibitors or inducers of CYP2C8.
•Limited case reports of treprostinil use in pregnant women are insufficient to inform a drug-associated risk of adverse developmental outcomes. However, pulmonary arterial hypertension is associated with an increased risk of maternal and fetal mortality. There are no data on the presence of treprostinil in human milk, the effects on the breastfed infant, or the effects on milk production.
•Safety and effectiveness in pediatric patients have not been established.
•Across clinical studies used to establish the effectiveness of TYVASO in patients with PAH and PH ILD, 268 (47.8%) patients aged 65 years and over were enrolled. The treatment effects and safety profile observed in geriatric patients were similar to younger patients. In general, dose selection for an elderly patient should be cautious, reflecting the greater frequency of hepatic, renal, or cardiac dysfunction, and of concomitant diseases or other drug therapy.

ADVERSE REACTIONS
•Pulmonary Arterial Hypertension (WHO Group 1)
In a 12-week, placebo-controlled study (TRIUMPH I) of 235 patients with PAH (WHO Group 1 and nearly all NYHA Functional Class III), the most common adverse reactions seen with TYVASO in ≥4% of PAH patients and more than 3% greater than placebo in the placebo-controlled study were cough (54% vs 29%), headache (41% vs 23%), throat irritation/pharyngolaryngeal pain (25% vs 14%), nausea (19% vs 11%), flushing (15% vs <1%), and syncope (6% vs <1%). In addition, adverse reactions occurring in ≥4% of patients were dizziness and diarrhea.
•Pulmonary Hypertension Associated with ILD (WHO Group 3)
In a 16-week, placebo-controlled study (INCREASE) of 326 patients with PH-ILD (WHO Group 3), adverse reactions were similar to the experience in studies of PAH.

Please see Full Prescribing Information, the TD-100 and TD-300 TYVASO® Inhalation System Instructions for Use manuals, and other additional information at www.tyvaso.com or call 1 877 UNITHER (1-877-864-8437).

United Therapeutics: Enabling Inspiration
At United Therapeutics, our vision and mission are one. We use our enthusiasm, creativity, and persistence to innovate for the unmet medical needs of our patients and to benefit our other stakeholders. We are bold and unconventional. We have fun, we do good. We are the first publicly-traded biotech or pharmaceutical company to take the form of a public benefit corporation (PBC). Our public benefit purpose is to provide a brighter future for patients through (a) the development of novel pharmaceutical therapies; and (b) technologies that expand the availability of transplantable organs.
You can learn more about what it means to be a PBC here: unither.com/pbc.

Forward-Looking Statements
Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements related to our newly-filed litigation against the FDA, our ongoing litigation with Liquidia, and the potential to obtain a 30-month stay preventing the FDA from approving Liquidia’s inhaled treprostinil product for PH-ILD; and our goals of innovating for the unmet medical needs of our patients and to benefit our other stakeholders, furthering our public benefit purpose of developing novel pharmaceutical therapies and technologies that expand the availability of transplantable organs. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of February 21, 2024, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.
TYVASO is a registered trademark of United Therapeutics Corporation.
For Further Information Contact:
Dewey Steadman
Phone: (202) 919-4097
https://ir.unither.com/contact-ir/

4